Exhibit 99.1

Nexalin Technology Announces Reverse Stock Split

HOUSTON – August 27, 2026 – Nexalin Technology, Inc. (Nasdaq: NXL) (the “Company” or “Nexalin”), announces that its board of directors has approved a 1-for-30 reverse stock split of the Company’s common stock, to ensure continued compliance with the Nasdaq bid-price rule. The Company’s stockholders approved future reverse stock splits, their timing, and granted the board of directors authority to determine future exact split ratios.

The reverse stock split will become effective on August 28, 2026, at 5:00 pm, Eastern Time (the “Effective Time”), and the Company’s common stock is expected to begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market (“Nasdaq”) at market open under the existing ticker symbol, “NXL” on August 31, 2026, the date which has been approved by Nasdaq for the effectiveness of such split.

As of the Effective Time, every 30 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The par value per share of the Company’s common stock will remain unchanged at $0.001.

The Company’s common stock will continue to trade on Nasdaq under the symbol “NXL” following the reverse stock split, with a new CUSIP number of 65345B300. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment.

The Company’s transfer agent, Continental Stock Transfer & Trust Co., will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse stock split shares of common stock electronically in book-entry form are not required to take any action to receive post-reverse stock split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. Nexalin’s medical devices are non-invasive and undetectable to the human body. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders, and that the deeper-penetrating waveform in its next-generation devices, including the HALO™ Clarity, will generate enhanced patient response without adverse side effects. The Nexalin Gen-2 SYNC 15 milliamp neurostimulation device has been approved in China, Brazil, Oman, and Israel. Additional information is available at www.nexalin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Nexalin’s future results of operations and financial position, Nexalin’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavors with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements relate to future events, future performance, or management’s current expectations, beliefs, assumptions, plans, estimates, intentions, or projections relating to the future, and are not guarantees of future performance. Any statements that are not statements of historical fact, or that refer to expectations, projections, or other characterizations of future events or circumstances (including, without limitation, statements containing the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “will,” “may,” “could,” “should,” “would,” “designed to,” “positioned to,” “potential,” “targeted,” “seeking,” “continues,” “strategy,” “opportunity,” “estimates,” “projects,” “forecasts,” “predicts,” “outlook,” “guidance,” or similar expressions, or the negative of such terms), are forward-looking statements. These statements are based on Nexalin’s current expectations, assumptions, and beliefs and are subject to a number of risks and uncertainties that could cause actual results, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: NXL@crescendo-ir.com